Exhibit 10.1
Execution Copy

FIRST AMENDMENT TO THE AMENDED AND RESTATED SERIES 2002-A
SUPPLEMENT TO THE MASTER LEASE RECEIVABLES
ASSET-BACKED FINANCING FACILITY AGREEMENT

FIRST AMENDMENT TO THE AMENDED AND RESTATED SERIES 2002-A SUPPLEMENT TO THE MASTER LEASE RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT (this “First Amendment”), made as of August 30, 2007, is entered into by and among MARLIN LEASING CORPORATION (“MLC”), individually, and as the Servicer, MARLIN LEASING RECEIVABLES CORP. II (“MLRC”), as the Obligors’ Agent, MARLIN LEASING RECEIVABLES II LLC, as the Obligor, JPMORGAN CHASE BANK, N.A. ("JPMorgan"), as the Agent, and WELLS FARGO BANK, N.A. (“Wells Fargo”), as the Trustee.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Series 2002-A Supplement (as defined below).

R E C I T A L S

WHEREAS, MLC, in its capacity as the Servicer, MLRC, in its capacity as the Obligors’ Agent, and Wells Fargo, in its capacity as Trustee, entered into that certain Master Lease Receivables Asset-Backed Facility Agreement, dated as of April 1, 2002 (such agreement as amended, modified, restated, replaced, waived, substituted, supplemented or extended, the “Master Agreement”), which Master Agreement was amended and supplemented by the Series 2002-A Supplement to the Master Agreement, dated as of April 1, 2002, among the parties hereto (the “Original Series 2002-A Supplement”), which Original Series 2002-A Supplement was amended and restated by that certain Amended and Restated Series 2002-A Supplement dated as of March 15, 2006 among the parties hereto (the “Amended and Restated Series 2002-A Supplement” and, together with the Note Purchase Agreement, the “Agreements”); and

WHEREAS, the parties here to desire to amend the Agreements in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment to Amended and Restated Series 2002-A Supplement.

(a)           The following defined terms are hereby added to Section 2.01 to read as follows:

"61 to 90 Day Delinquency Ratio for BCAP Loans" means, as of the end of any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the sum of (x) the aggregate Contract Balance Remaining of all Contracts which are BCAP Loans included in the Servicer's servicing portfolio as to which any Scheduled Payment (or part thereof in excess of 10% of such Scheduled Payment) is delinquent 61 or more days, but no Scheduled Payment (nor part thereof in excess of 10% of such Scheduled Payment) is delinquent more than 90 days, and which is not a Charged-Off Contract as of the end of such Collection Period plus (y) the aggregate Contract Balance Remaining of all Contracts which are BCAP Loans included in the Servicer's servicing portfolio which were Restructured during such Collection Period and the two preceding Collection Periods, and the denominator of which is the aggregate Contract Balance Remaining of all Contracts which are BCAP Loans included in the Servicer's servicing portfolio as of (i) during the Revolving Period, the end of the second preceding Collection Period and (ii) during the Amortization Period, the beginning of such Collection Period.

“BCAP Amortization Event” means the occurrence of either of the following: (a) at any time, the Three-Month Rolling Average 61 to 90 Day Delinquency Ratio for BCAP Loans exceeds 1.25%, or (b) at any time, the Three-Month Rolling Average BCAP Charged-Off Ratio exceeds 2.5%.

"BCAP Charged-Off Ratio" means, as of the end of any Collection Period, twelve (12) times the percentage equivalent of a fraction (i) the numerator of which is equal to the excess of (a) the sum of the aggregate of Marlin's net investment (calculated in accordance with GAAP) in all BCAP Loans included in the Servicer's servicing portfolio which would have first satisfied the definition of Charged-Off Contracts (assuming that such definition applied to such BCAP Loans) during such Collection Period, over (b) the sum of all recoveries during such Collection Period for BCAP Loans included in the Servicer's servicing portfolio and (ii) the denominator of which is equal to the aggregate undiscounted scheduled periodic payments on all BCAP Loans included in the Servicer's servicing portfolio as of (x) during the Revolving Period, the end of the third preceding Collection Period and (y) during the Amortization Period, the beginning of such Collection Period.

“BCAP Loan” means any “business capital” or other term loan (as distinct from a loan originated specifically to acquire or finance a particular item or items of equipment).  For the avoidance of doubt, the defined term “Contract” shall include BCAP Loans.

“Collateral” means, with respect to any BCAP Loan, all property securing such BCAP Loan or otherwise supporting payment thereof, including without limitation all property pledged by the related User or guarantor to secure the payment of such BCAP Loan, all guaranties, security agreements, UCC financing statements and other documents or agreements executed in connection with such BCAP Loan.

“Maximum BCAP Loan Amount” means, as of any date of determination, 10% percent of the Contract Principal Balance of all Eligible Contracts in the Series 2002-A Trust Estate; provided however that the Maximum BCAP Loan Amount shall be $25 million until the earlier of (a) February 15, 2008 or (b) the inclusion of a BCAP Loan in a term securitization.

(b)           The following definitions in Section 2.01 of the Amended and Restated Series 2002-A Supplement are hereby amended and restated in their entirety as follows:

"Charged-Off Ratio" means, as of the last day of any Collection Period, twelve (12) times the percentage equivalent of a fraction the numerator of which is equal to the excess of (x) the aggregate Contract Principal Balance as of the end of such Collection Period of, plus any related Servicer Advances made with respect to, all Series 2002-A Contracts which became Charged-Off Contracts during such Collection Period, plus the aggregate Contract Principal Balance of any Delinquent Contracts which were removed from the Series 2002-A Trust Estate in exchange for Substitute Contracts during such Collection Period, over (y) the sum of all Recoveries received during such Collection Period with respect to the Series 2002-A Contracts, and the denominator of which is equal to the aggregate Contract Principal Balance of all Series 2002-A Contracts as of (i) during the Revolving Period, the end of the third preceding Collection Period and (ii) during the Amortization Period, the beginning of such Collection Period.  For the avoidance of doubt, the Contract Principal Balance of BCAP Loans which are Delinquent Contracts which are repurchased or substituted pursuant to Section 5.10 hereof shall not be included in the calculation of Charged-Off Ratio.

"Eligible Contract" means a Series 2002-A Contract which:

(a)    (i) is with a User whose billing address is in the United States or its territories and possessions and requires (A) all payments under such Contract to be made in United States dollars and (B) all Equipment or Collateral, if any, relating to such Contract be held in the United States and (ii) is with a User who, if a natural person, is a resident of the United States with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, or any political subdivision thereof and has its chief executive office in the United States;

(b)    has not had any of its terms, conditions or provisions amended, modified or waived other than in compliance with the Credit and Collection Policy and has not been Restructured at any time;

(c)    in the case of any Series 2002-A Contract other than a BCAP Loan, constitutes "chattel paper" within the meaning of §§ 9-102(11) and 9-102(78) of the UCC of all applicable jurisdictions and there is only one original of such Contract (bearing the original signature of an employee of Marlin, together with the facsimile copy of the signature of the User or the original signature of the User) that constitutes "chattel paper" for purposes of the Delaware, New York, New Jersey and Nevada UCC and in the case of a BCAP Loan, constitutes a "general intangible" within the meaning of the UCC of all applicable jurisdictions;

(d)    was originated in accordance with, and does not contravene, any applicable federal, state and local laws, and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of such Contract is in violation of any applicable law, rule or regulation;

(e)    was originated or purchased without recourse in compliance with, and satisfies in all material respects all applicable requirements of, the Credit and Collection Policy;

(f)    is not a Government Contract which has the United States or any of its agencies or instrumentalities as the User;

(g)    as of the related Pledge Date, is not a Delinquent Contract;

(h)    either (x) in the case of a Series 2002-A Contract other than a BCAP Loan

(i)    (i) contains "hell or high water" provisions requiring the related User to assume all risk of loss or malfunction of the related Equipment, (ii) requires the related User to pay all expenses in connection with the maintenance, repair, insurance and taxes, together with all other ancillary costs with respect to the related Equipment and (iii) makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off, counterclaim, or other defense (other than the discharge in bankruptcy of such related User) and without any right to prepay the Contract or any contingencies tied to the Obligor or (y) in the case of a BCAP Loan, makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off, counterclaim, or other defense (other than the discharge in bankruptcy of such related User) and requires a security interest in all Collateral purchased with the proceeds of the BCAP Loan;

(j)    is payable in substantially level monthly or quarterly rental payments calculated at a fixed yield;

(k)    creates a valid and enforceable security interest (or, in the case of a "true lease", a valid ownership interest) in favor of the Transferor in the related Equipment or Collateral, and such Equipment or Collateral has not been the subject of loss or damage;

(l)    together with the Equipment relating thereto, if any, was the subject of a valid sale and assignment from the Transferor with good title transferred to the Obligor thereby and is free and clear of any Liens, other than the claims arising pursuant to this Series 2002-A Supplement and Master Agreement and the other documents relating to this transaction; provided, however, that nothing in this paragraph (k) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon such Contract any Lien for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto,

(m)    is in full force and effect in accordance with its terms and contains enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the Equipment or Collateral, as applicable, thereunder and of the benefits of any security granted thereunder;

(n)    does not provide for the substitution, exchange, or addition of any other items of Equipment or Collateral pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

(o)    by its terms is due and payable in full on or within 72 months of the applicable Pledge Date, except in the case of the BCAP Loan, which by its terms is due and payable in full on or within 36 months of the applicable Pledge Date;

(p)    arises under a Contract in substantially the form of one of the form contracts set forth in Exhibit E hereto or otherwise approved by the Agent and the Series Support Provider in writing, which is in full force and effect and constitutes the legal, valid and binding obligation of the related User enforceable against such User in accordance with its terms subject to no offset, counterclaim or other defense (other than the discharge in bankruptcy of such User);

(q)     (i) does not preclude the pledge, transfer or assignment thereof, (ii) does not require the consent of the User to the pledge, assignment or transfer thereof, and (iii) does not contain a confidentiality provision that purports to restrict the ability of the Trustee to exercise its rights under the Series 2002-A Related Documents with respect thereto, including, without limitation, its right to review the Contract;

(r)    was (i) originated or purchased by the Transferor in the ordinary course of its business, (ii) approved and purchased or funded in the ordinary course of the Transferor's business, and (iii) originated by a Transferor eligible under the Credit and Collection Policy;

(s)    is with a User that, as of the Contract's Pledge Date, is not the User with respect to any Charged-Off Contract, and is not and has never been a Charged-Off Contract;

(t)    the inclusion of which in the Series 2002-A Trust Estate would not require the registration of the Obligor or of the Series 2002-A Trust Estate as an "investment company" under the Investment Company Act of 1940, as amended;

(u)    the addition of which to the Series 2002-A Trust Estate would not result in the Weighted Average Life to exceed 2.5 years;

(v)    (x) in the case of a Series 2002-A Contract other than a BCAP Loan, if the Original Equipment Cost of the Equipment related to such Contract is valued at greater than $25,000, is secured by a first priority perfected security interest in such Equipment in favor of Marlin or (y) in the case of a BCAP Loan, the BCAP Loan is secured by a first priority perfected security interest in such Collateral in favor of Marlin (in each case, which security interest has been validly assigned to the Transferor by Marlin, to the Obligor by the Transferor and to the Trustee by the Obligor);

(w)    relates to Equipment, if any, which (i) is not a vehicle or other type of equipment which is subject to a certificate of title or other similar titling statute and (ii) to the best of the Servicer's knowledge, has not suffered any damage or loss;

(x)    has a Contract Principal Balance which is less than or equal to $200,000; provided, that, if such Contract is a BCAP Loan, such Contract has a Contract Principal Balance which is less than or equal to $50,000;

(y)    was not selected by the Transferor from the Transferor's pool of leases or loans in a manner adverse to the Series 2002-A Noteholders;

(z)    arises under a lease, loan or financing contract, is not currently under any sub-lease agreement, and does not permit any sub-leasing of the related Equipment or Collateral;

(aa)    is one as to which all parties to the Contract have satisfied all obligations to be required to be fulfilled by such parties as of the related Pledge Date;

(bb)    is, and has been, at all times, a legal, valid and binding payment obligation of the User, enforceable in accordance with its terms;

(cc)    the User of which is not an Affiliate of the Transferor, the Servicer or any Obligor;

(dd)    has been accounted for on the Transferor's books as sold to the Obligor;

(ee)    is not subject to, nor with respect to which has there been asserted, any litigation or any right to rescission, set off, counterclaim or other defense of the User;

(ff)    as to which the related User has been directed to make payment only to the Lockbox Account at the Lockbox Bank;

(gg)    as to which the related Equipment, where applicable, has been delivered to, and accepted by, the related User;

(hh)    if such Contract is a "true lease", the Equipment is owned by the Obligor free and clear of all other liens;

(ii)    in the case of a Series 2002-A Contract other than a BCAP Loan, if such Contract was originated by a third party and acquired by the Transferor, and if the Original Equipment cost related thereto exceeded $25,000, a UCC-1 financing statement was filed against the related User in the appropriate jurisdiction by the originator thereof and a UCC-3 assignment was filed assigning the original UCC-1 to the Transferor; and

(jj)    if such Contract is a BCAP Loan, the first Scheduled Payment has been remitted to the Transferor by the User prior to the Pledge Date.

“Maximum Series Limit” means $175,000,000.

“Overconcentration Amount” means an amount, at any time, equal to the sum of (i) the aggregate User Concentration Amount for all Users, (ii) the aggregate State Concentration Amount for all States, (iii) the Equipment Concentration Amount, (iv) the aggregate Broker/Vendor Concentration Amounts for all Brokers and vendors, (v) the Government Concentration Amount, (vi) the Quarterly Payment Concentration Amount, (vii) the Broker Concentration Amount and (viii) the aggregate Contract Principal Balance of BCAP Loans which exceeds the Maximum BCAP Loan Amount.

(c)           With respect to the Series 2002-A Notes issued pursuant to the Amended and Restated Series 2002-A Supplement, the following sentence is hereby added to the definition of “Contract” in Section 1.01 of the Master Agreement: “For the avoidance of doubt, the defined term “Contract” shall include BCAP Loans.”

(d)           The word “or” is hereby added to the end of Section 5.01(z) of the Amended and Restated Series 2002-A Supplement.

(e)           The following Section 5.10 is hereby added to Article V of the Amended and Restated Series 2002-A Supplement to read as:

“Section 5.10                                Consequences of a BCAP Amortization Event.  Upon the occurrence of a BCAP Amortization Event, no additional BCAP Loans may be pledged by the Obligor to the Series 2002-A Trust Estate.  Additionally, Marlin and the Obligor shall repurchase all BCAP Loans within 60 days of the occurrence of a BCAP Amortization Event.  After such 60 day period, BCAP Loans shall not be Eligible Contracts.”

(f)           The following Section 5.11 is hereby added to Article V of the Amended and Restated Series 2002-A Supplement to read as:

“Section 5.11                                BCAP Loan Substitution and Repurchase.  Marlin or the Obligor, in their sole discretion, may repurchase or, pursuant to Section 6.16 of the Master Agreement, substitute any BCAP Loan which is past-due or has become a Delinquent Contract or Charged-Off Contract; provided, however, that the aggregate Contract Principal Balance of all BCAP Loans which are repurchased (other than as required by Section 5.10) or substituted in any calendar quarter may not exceed $150,000 without the written consent of the Agent.”

(g)           The documents attached hereto as Exhibit A, shall be added to Exhibit E of the of the Amended and Restated Series 2002-A Supplement.

SECTION 2.  Supplement in Full Force and Effect as Amended.  Except as specifically amended hereby, all provisions of the Amended and Restated Series 2002-A Supplement shall remain in full force and effect. After this First Amendment becomes effective, all references to “hereof,” “herein,” or words of similar effect referring to the Amended and Restated Series 2002-A Supplement shall be deemed to mean the Amended and Restated Series 2002-A Supplement as amended hereby. This First Amendment shall not constitute a novation of the Amended and Restated Series 2002-A Supplement, but shall constitute an amendment thereof. This First Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Amended and Restated Series 2002-A Supplement other than as set forth herein.

SECTION 3.  Representations.  Each of the parties hereto represent and warrant as of the date of this First Amendment as follows: (a) the execution, delivery and performance by it of this First Amendment are within its powers and have been duly authorized; (b) this First Amendment has been duly executed and delivered by it; and (c) this First Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 4.  Waiver of Notice.  Each of the parties, by its execution of this First Amendment, waives any prior notice pursuant to Section 7.05(d) of the Amended and Restated Series 2002-A Supplement and any and all other notice provisions contained within the documents executed in connection with the issuance of the Series 2002-A Note.

SECTION 5.  Miscellaneous.

(a)  This First Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)  The descriptive headings of the various sections of this First Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)  This First Amendment may not be amended or otherwise modified except as provided in the Amended and Restated Series 2002-A Supplement.

(d)  The failure or unenforceability of any provision hereof shall not affect the other provisions of this First Amendment.

(e)  Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)  This First Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)  THIS FIRST AMENDMENTSHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT TAKING INTO ACCOUNT THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MARLIN LEASING CORPORATION, in its individual capacity and as Servicer

By:	___________________________
Name: Lynne Wilson
Title: Senior Vice President

MARLIN LEASING RECEIVABLES CORP. II, as the Obligors’ Agent

By:	___________________________
Name: Lynne Wilson
Title: Vice President

MARLIN LEASING RECEIVABLES II LLC, as the Obligor

By:MARLIN LEASING RECEIVABLES CORP. II, as Managing Member

By:	___________________________
Name: Lynne Wilson
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Agent

By:	___________________________
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:	___________________________
Name:
Title:

Exhibit A

The following documents are hereby added to Exhibit E of the of the Amended and Restated Series 2002-A Supplement.